Consent of Independent Registered Public Accounting Firm	EXHIBIT 23.1

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-291198) of Qnity Electronics, Inc. of our report dated February 26, 2026 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 26, 2026